UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2006

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On November 20, 2006, Red Mile Entertainment, Inc., a Delaware corporation (the “Company”), pursuant to an Agency Agreement with J.F. Mackie & Company, Ltd. (the “Agent”) issued $2,420,000 of Senior Secured Convertible Debentures.  Pursuant to the terms of the Agency Agreement, the Agent facilitated the purchase of 2,420 convertible debentures (the “Debentures”) to 7 Debenture Holders for an aggregate principal face amount of $2,420,000. Of the 7 Debenture Holders, 6 are residents of Canada, and 1 is a resident of the Bahamas.

The Debentures mature on November 20, 2008 and are convertible into shares of the Common Stock of the Company at a ratio of $1.75 (with proportional adjustments for stock splits) per Common Share (the “Conversion Price). This conversion may be exercised at the election of the holders of the Debentures at any time after a minimum non-conversion period of 12 months from the issue date. The conversion can also be exercised by the Company after a minimum non-conversion period of 12 months from the issue date so long as the Company’s Common Shares have begun trading on a recognized exchange and have traded at a minimum volume weighted average price of $3.00/share for 20 consecutive trading days, subject to certain limitations.

On the maturity date, the Company retains the right to redeem the Debentures in cash, in kind, or in cash and in kind with Common Shares of the Company. The Company also has the right to redeem the Debentures at a redemption price equal to 115% of the principal face value at any time after a period of 12 months so long as the Company’s Common Shares have begun trading on a recognized exchange and have traded at a minimum volume weighted average price of $3.00/share for 20 consecutive trading days.

The Debentures carry a coupon rate of 5.5% per annum, non-compounded, and are payable semi-annually on March 15 and September 15 in cash, or in kind.

The Debentures are secured direct senior obligations of the Company secured against all present and after acquired property of the Company except for accounts receivable in which case the Debenture holders rank less senior to other creditors for the security interest in accounts receivable. The Debentures have full rights to piggyback registration after a period of 12 months.

The Agent is an independent equity investment firm located in Calgary, Canada.  The Company has paid the Agent a 6% commission, totaling $145,200 which was paid upon the closing of this transaction. Legal and other professional fees estimated at $10,000 have also been paid by the Company as part of the closing.

The Company intends to use the proceeds of the offering for general corporate purposes, which will include the ongoing development of new interactive video games.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents.  The General Security Agreement, the Trust Indenture, the Agency Agreement, the Form of Subscription agreement, the Form of Debenture, the Agreement Respecting Closing Date, and press release are filed as exhibits hereto and are hereby incorporated by reference herein.

The Debentures were issued in a private placement transaction to investors who are not "U.S. persons" pursuant to the exemption from registration provided by Rules 901 and 903 of Regulation S under the Securities Act of 1933, as amended.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(a)            Financial Statements of Businesses Acquired.

Not applicable.

(b)            Pro Forma Financial Statements.

Not applicable.

(c)            Exhibits.

Exhibit Number	Description

4.1	General Security Agreement, dated October 19, 2006, by and between the Company and Olympia Trust Company

4.2	Trust Indenture dated October 19, 2006 by and between the Company and Olympia Trust Company

4.3	Agency Agreement dated August 23, 2006 by and between the Company and J.F. Mackie & Company, Ltd.

4.4	Form of Subscription agreement to purchase Debentures issues to the investor

4.5	Form of Debenture issued to the investor

4.6	Agreement Respecting Closing Date dated November 20, 2006

4.7	Press release dated November 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: November 20, 2006	By:	/s/ Ben Zadik
		Name:	Ben Zadik
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	General Security Agreement, dated October 19, 2006, by and between the Company and Olympia Trust Company

4.2	Trust Indenture dated October 19, 2006 by and between the Company and Olympia Trust Company

4.3	Agency Agreement dated August 23, 2006 by and between the Company and J.F. Mackie & Company, Ltd.

4.4	Form of Subscription agreement to purchase Debentures issues to the investor

4.5	Form of Debenture issued to the investor

4.6	Agreement Respecting Closing Date dated November 20, 2006

4.7	Press release dated November 22, 2006